Calculation of Filing Fee Tables
S-8
Spero Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	12,895,866	$ 2.26	$ 29,144,657.16	0.0001381	$ 4,024.88
Total Offering Amounts:						$ 29,144,657.16		$ 4,024.88
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,024.88
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Consists of a number of shares issuable under the Spero Therapeutics, Inc. 2026 Stock Incentive Plan (the "2026 Plan") equal to the sum of: (x) 5,997,550 shares and (y) up to 6,898,316 shares, which is the number of shares of common stock subject to awards granted under the Spero Therapeutics, Inc. Amended and Restated 2017 Stock Incentive Plan that were outstanding as of the date that the 2026 Plan was approved by the registrant's stockholders and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder). (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on June 22, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources